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                                                                     EXHIBIT 5.1


                                  June 1, 1999






(949) 451-3800                                                     C 22453-00022



Diedrich Coffee, Inc.
2144 Michelson Drive
Irvine, California 92612

         Re: Registration Statement on Form S-1

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of a Registration Statement on Form S-1 (the "Registration Statement"), which is to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), to register up to 4,600,000 shares of common stock, par value $0.01 per share (the "Securities"), of Diedrich Coffee, Inc., a Delaware corporation (the "Company").

         For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

         On the basis of and in reliance upon the foregoing, and assuming the Registration Statement has become effective pursuant to the provisions of the Securities Act, it is our opinion that the Securities will, when issued, delivered and paid for pursuant to and in accordance with the Registration Statement, be validly issued, fully paid and non-assessable.

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June 1, 1999
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                 Very truly yours,

                                                 /s/ GIBSON, DUNN & CRUTCHER LLP
                                                 -------------------------------
                                                     GIBSON, DUNN & CRUTCHER LLP